For Immediate Release

Company Contact:
Steven A. Shallcross
Senior Vice President & CFO
Vanda Pharmaceuticals Inc..
(240) 599-4500
sshallcross@vandapharma.com

Vanda Pharmaceuticals Reports Fourth Quarter and
Full Year 2007 Results

Expects FiaptaTM (Iloperidone) PDUFA Action July 27, 2008
Completes Enrollment for VEC-162 Phase III Chronic Insomnia Study

ROCKVILLE, MD. - February 14, 2008 - Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced financial and operational results for the fourth quarter and fiscal year ended December 31, 2007.

Vanda reported research and development (R&D) expenses in the fourth quarter of 2007 of $12.6 million, compared to third quarter of 2007 R&D expenses of $13.9 million and fourth quarter of 2006 R&D expenses of $7.9 million. The decrease in R&D expenses between the third and fourth quarters is primarily attributable to costs associated with the ongoing Phase III VEC-162 chronic insomnia clinical trial being offset by a non-recurring third quarter milestone charge of $5.0 million for the FiaptaTM New Drug Application (NDA) submission in September 2007. The increase in R&D expenses in the fourth quarter of 2007 relative to the fourth quarter of 2006 is primarily attributable to the same VEC-162 Phase III chronic insomnia clinical trial that was initiated in late 2007. For the full year of 2007, total R&D expenses were $47.2 million compared to $52.1 million during 2006. Total expenses for the fourth quarter of 2007 were $22.0 million, compared to $23.5 million in the third quarter of 2007 and $12.4 million in the fourth quarter of 2006. For the full year of 2007, total expenses were $80.0 million, compared to $65.7 million in 2006.

Net loss was $20.7 million for the fourth quarter of 2007, compared to $21.9 million in the third quarter of 2007 and $11.9 million in the fourth quarter of 2006. Net loss per common share for the fourth quarter of 2007 was $0.78, compared to $0.82 in the third quarter of 2007, and $0.54 in the fourth quarter of 2006.

As of December 31, 2007, Vanda’s cash, cash equivalents, and marketable securities totaled approximately $93.2 million. As of December 31, 2007, the company had a total of approximately 26.6 million shares of common stock outstanding.

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“I am extremely pleased with the successful submission and acceptance of the FiaptaTM NDA filing in 2007. This important achievement would not have been possible without the commitment and dedication of the Vanda team,” stated Mihael Polymeropoulos, M.D., President and CEO of Vanda. “I am looking forward to an exciting 2008 during which we expect the results from our VEC-162 Phase III chronic insomnia clinical trial and the PDUFA action for FiaptaTM.”

OPERATIONAL HIGHLIGHTS

Iloperidone
On September 27, 2007 Vanda announced that it had submitted an NDA to the U.S. Food and Drug Administration (FDA) for FiaptaTM, its investigational atypical antipsychotic for the treatment of schizophrenia. On November 27, 2007 the company announced that the FDA had accepted and filed the NDA. Under the Prescription Drug User Fee Act (PDUFA) of 1992, Vanda expects a PDUFA action on or about July 27, 2008.

VEC-162
Vanda has completed enrollment for its VEC-162 Phase III chronic insomnia clinical trial. Vanda expects to report top-line results in June 2008. Vanda enrolled 324 patients in the trial, which is a randomized, double-blind, placebo-controlled 35-day study, measuring sleep onset and maintenance, as well as next-day performance.

FINANCIAL DETAILS

•
Operating Expenses. Fourth quarter 2007 R&D expenses, primarily consisting of salaries and related costs of R&D personnel, stock-based compensation, and the costs of consultants, materials and supplies associated with the company’s clinical trials and research initiatives, were $12.6 million, down from $13.9 million in the previous quarter and up from $7.9 million in the fourth quarter of 2006. The decrease in R&D expenses between the third and fourth quarters of 2007 is primarily attributable to an increase in VEC-162 Phase III chronic insomnia clinical trial costs being offset by a non-recurring third quarter milestone charge of $5.0 million for the FiaptaTM NDA submission in September 2007. The increase in R&D expenses in the fourth quarter of 2007 relative to the fourth quarter of 2006 is primarily attributable to the same VEC-162 Phase III chronic insomnia clinical trial that was initiated in late 2007. For the full year of 2007, total R&D expenses were $47.2 million, down from $52.1 million in the full year of 2006. Lower R&D expenses in 2007 resulted from the substantial completion of the FiaptaTM Phase III clinical program in 2006.

General and administrative (G&A) expenses totaled $9.5 million in the fourth quarter of 2007, down slightly from $9.6 million in the third quarter of 2007, and up from $4.5 million in the fourth quarter of 2006. The increase in G&A expenses in the fourth quarter of 2007 relative to the fourth quarter of 2006 is primarily due to increased FiaptaTM pre-launch commercial activities, stock-based compensation charges, salaries and related costs of non-R&D personnel, insurance and facility expenses. For the full year of 2007, total G&A expenses were $32.8 million, up from $13.6 million in the prior year. The increase in G&A expenses is primarily due to increased salaries, benefits and stock-based compensation expense, increased business and commercial development expenses, and higher insurance, legal and professional fees associated with being a public company.

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Employee stock-based compensation expense recorded in the fourth quarter of 2007 was $5.2 million. Of the total $5.2 million of non-cash charges, $1.0 million was recorded in R&D expenses and $4.2 million was recorded in G&A expenses. In the third quarter of 2007 and the fourth quarter of 2006, total stock-based compensation was $5.2 million and $1.6 million, respectively. For the full year of 2007, total stock-based compensation was $19.5 million, up from $6.1 million in the prior year. The increase in stock-based compensation is primarily the result of the higher fair value of options granted during 2007 compared to options granted in prior periods.

•
Net loss for the fourth quarter of 2007 was $20.7 million. This compares to a net loss of $21.9 million in the third quarter of 2007, and $11.9 million in the fourth quarter of 2006. For the full year of 2007, net loss was $74.1 million, up from $63.5 million for the full year of 2006.

•
Net loss per common share for the fourth quarter of 2007 was $0.78, compared to $0.82 in the third quarter of 2007 and $0.54 in the fourth quarter of 2006. For the full year of 2007, net loss per common share was $2.81, compared to $3.97 in the full year of 2006.

•
Cash and marketable securities decreased by $16.2 million during the fourth quarter. Changes included $20.7 million of net losses and decreases in accrued R&D expenses and accounts payable of $2.5 million, offset by $5.3 million in non-cash depreciation, amortization, and stock-based compensation expenses, decreases in prepaid expenses of $1.6 million and net decreases in other working capital of $0.1 million.

•
Vanda’s cash, cash equivalents, and marketable securities at the end of the fourth quarter of 2007 totaled approximately $93.2 million, compared to approximately $109.4 million as of September 30, 2007, and approximately $31.9 million as of December 31, 2006.

FINANCIAL GUIDANCE

The company anticipates that its current cash balance will be sufficient to fund operations through the FiaptaTM PDUFA action date and into the fourth quarter of 2008. Vanda plans to focus its efforts primarily on completing and reporting the top-line results for the ongoing VEC-162 Phase III chronic insomnia clinical trial and continuing essential FiaptaTM pre-launch commercial activities.

CONFERENCE CALL
The company has scheduled a conference call for today, Thursday, February 14, 2008 at 10:30 AM ET. During the call, Mihael H. Polymeropoulos, M.D., President and CEO, and Steven A. Shallcross, Sr. Vice President and CFO, will discuss quarterly results and other corporate activities. Investors can call 1-866-578-5747 (domestic) and 1-617-213-8054 (international) prior to the 10:30 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos. A replay of the call will be available Thursday, February 14, 2008, at 12:30 PM ET and will be accessible until Thursday, February 21, 2008, at 5:00 PM ET. The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers. The access number is 16341258.

The conference call will be broadcast simultaneously on the company's Web site, http://www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the Web site at least 15 minutes early to register, download, and install any necessary software. The call will also be archived on the Vanda Web site for a period of 30 days, through March 15, 2008.

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ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders. The company has three product candidates. Vanda's lead product candidate, FiaptaTM (iloperidone), is a compound for the treatment of schizophrenia and bipolar disorder, for which Vanda has recently submitted an NDA to the FDA. Vanda's second product candidate, VEC-162, is a compound for the treatment of sleep and mood disorders, which is currently in Phase III for chronic insomnia. Vanda's third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness in Phase II. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda’s plans for its product candidates. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should,” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, a failure of Vanda’s product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company’s products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda’s product candidates in the marketplace, a failure of the company to become or remain profitable, Vanda’s inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company’s key scientists or management personnel, and other factors that are described in the “Risk Factors” section (Part II, Item 1A) of Vanda’s report on Form 10-Q for the quarter ended September 30, 2007 (File No. 000-51863). No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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VANDA PHARMACEUTICALS INC.
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006

Revenues from services	$-	$-	$-	$-

Operating expenses:
Research and development	12,574,735	7,939,988	47,234,867	52,070,776
General and administrative	9,472,938	4,467,225	32,803,508	13,637,664
Total operating expenses	22,047,673	12,407,213	80,038,375	65,708,440

Loss from operations	(22,047,673)	(12,407,213)	(80,038,375)	(65,708,440)

Interest income	1,299,076	516,291	5,907,219	2,202,654
Interest expense	-	(4)	-	(4,833)
Other income	-	-	71,345	-
Total other income, net	1,299,076	516,287	5,978,564	2,197,821

Loss before tax provision	(20,748,597)	(11,890,926)	(74,059,811)	(63,510,619)

Income tax provision	(191)	549	9,879	549

Net loss	$(20,748,406)	$(11,891,475)	$(74,069,690)	$(63,511,168)

Basic and diluted net loss per
common share	$(0.78)	$(0.54)	$(2.81)	$(3.97)

Shares used in calculation of
basic and diluted net loss
per common share	26,644,540	21,932,730	26,360,177	16,001,815

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VANDA PHARMACEUTICALS INC.
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS	December 31, 2007	December 31, 2007
Current assets:
Cash and cash equivalents	$41,929,533	$30,928,895
Marketable securities	43,243,960	941,981
Prepaid expenses, deposits and other current assets	1,781,881	1,949,466
Total current assets	86,955,374	33,820,342

Marketable securities, long-term	7,979,331	-
Property and equipment, net	1,345,845	1,859,704
Deposits	150,000	150,000
Restricted cash	430,230	430,230
Total assets	$96,860,780	$36,260,276

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,988,069	$2,783,249
Accrued expenses	9,789,738	6,322,808
Total current liabilities	12,777,807	9,106,057

Long-term liabilities:
Deferred rent	354,042	238,413
Deferred grant revenue	-	129,950
Other long-term liabilities	-	28,984
Total liabilities	13,131,849	9,503,404

Stockholders' equity:
Common stock	26,653	22,129
Additional paid-in capital	257,600,368	126,578,588
Accumulated other comprehensive gain (loss)	12,176	(3,269)
Deficit accumulated during the development stage	(173,910,266)	(99,840,576)
Total stockholders' equity	83,728,931	26,756,872

Total liabilities and stockholders' equity	$96,860,780	$36,260,276

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VANDA PHARMACEUTICALS INC.
(A Development Stage Enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended
	December 31,	December 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(74,069,690)	$(63,511,168)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	571,586	575,372
Employee and non-employee stock-based compensation	19,622,814	6,131,827
Loss on disposal of assets	28,713	29,528
Accretion of discount on investments	(1,571,905)	(378,739)
Changes in assets and liabilities:
Prepaid expenses and other current assets	168,987	270,745
Deposits	-	690,000
Accounts payable	204,029	526,711
Accrued expenses	3,465,028	3,811,373
Deferred grant revenue	(147,464)	-
Other liabilities	86,644	234,833
Net cash used in operating activities	(51,641,258)	(51,619,518)

Cash flows from investing activities:
Purchases of property and equipment	(279,433)	(1,354,156)
Proceeds from sales of property and equipment	200,179	-
Purchases of marketable securities	(138,953,879)	(102,232,608)
Proceeds from sales of marketable securities	3,577,859	82,137,888
Maturities of marketable securities	86,695,000	29,670,000
Net cash provided by (used in) investing activities	(48,760,274)	8,221,124

Cash flows from financing activities:
Principal payments on obligations under capital lease	-	(1,540)
Principal payments on note payable	-	(141,074)
Proceeds from exercise of stock options and warrants	148,640	127,115
Proceeds from issuance of common stock, net of
issuance costs	111,254,850	53,329,951
Net cash provided by financing activities	111,403,490	53,314,452

Effect of foreign currency translation	(1,320)	22

Net increase in cash and cash equivalents	11,000,638	9,916,080

Cash and cash equivalents, beginning of period	30,928,895	21,012,815

Cash and cash equivalents, end of period	$41,929,533	$30,928,895

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SOURCE Vanda Pharmaceuticals Inc.
2/14/2007

CONTACT: Steven A. Shallcross, Senior Vice President, Chief Financial Officer of Vanda Pharmaceuticals Inc., +1-240-599-4500

Web site: http://www.vandapharma.com
(VNDA)

CO: Vanda Pharmaceuticals Inc.

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